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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-67690), S-8 (No. 333-59580), S-8 (No.333-57310),
S-8 (No.333-45396), and S-8 (No.333-83073) of Paradyne Networks, Inc. of our report dated February 1, 2002, except for the information in Note 16 as to which the dates are March 5, 2002 and March 9, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
April 1, 2002